UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 18, 2024

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 18, 2024, Pebblebrook Hotel Trust (the “Company”) and others amended the Fifth Amended and Restated Credit Agreement, dated as of October 13, 2022, among Pebblebrook Hotel, L.P., as borrower (the “Operating Partnership”), as the borrower, the Company, as the parent REIT and a guarantor, certain subsidiaries of the borrower, as guarantors, Bank of America, N.A., as administrative agent and L/C issuer (“BofA”), and the other lenders party (as amended by the First Amendment to Fifth Amended and Restated Credit Agreement, dated January 3, 2024, the “Primary Credit Agreement”). The Company, the Operating Partnership, BofA, and each lender under the Primary Credit Agreement entered into the Second Amendment to Fifth Amended and Restated Credit Agreement (the “Second Amendment”) to modify the Primary Credit Agreement’s Section 7.09 and definition of “Negative Pledge” to permit and facilitate the issuance of and performance under the senior notes of the Operating Partnership and PEB Finance Corp., one of the Operating Partnership’s wholly owned subsidiaries, being offered in a private placement by the Operating Partnership and PEB Finance Corp.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and hereby incorporated herein by reference.
Item 8.01. Other Events.
On September 23, 2024, the Company issued a press release announcing the launch of the private placement by the Operating Partnership and PEB Finance Corp., a wholly owned subsidiary of the Operating Partnership, of $350 million aggregate principal amount of their senior notes due 2029 (the “Notes”). The Operating Partnership intends to use the net proceeds from the offering as follows: (i) with at least $253.3 million, to pay down in whole or in part one or more of the Operating Partnership’s unsecured term loans and (ii) with the balance, which may be up to $87.4 million, to pay down part of one or more of the Operating Partnership’s other unsecured term loans and/or repurchase a portion of the convertible senior notes of the Company.
A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated herein by reference.
This Current Report on Form 8-K does not constitute either an offer to sell or the solicitation of an offer to buy the Notes or any other securities of any entity and shall not constitute an offer, solicitation or sale of the Notes or any other security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes being offered in the offering will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Forward-Looking Statements
This Report, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, beliefs, assumptions and estimates, and on information currently available to us, all of which are subject to change, and are not guarantees of timing, future results or performance. Statements regarding the intended use of proceeds, including the suggestions that the private placement of the Notes will price and close, are forward-looking statements. These forward-looking statements involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those indicated in such forward-looking statements, as discussed further in the press release filed as Exhibit 99.1 to this Current Report on Form 8-Kete and is qualified in its entirety by reference to the copy of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of September 18, 2024, among Pebblebrook Hotel, L.P., as the borrower, Pebblebrook Hotel Trust, as the parent REIT and a guarantor, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto.
99.1	Press release, issued September 23, 2024, regarding the launch of the Notes private placement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

September 23, 2024	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary